EXHIBIT 10.02

                                SUBORDINATED NOTE

DATE:             July 1, 1994
AMOUNT:           $300,000
RATE:             2% Over Prime
TERM:             Open

THIS AGREEMENT dated July 1, 1994, between Eugene D. Story of 22 Brush Island Road, Darien, Connecticut 06820 (hereinafter referred to as "Story") and Marine Management Systems, Inc. (hereinafter referred to as "MMS"), an Ohio Corporation having its chief executive office at 102 Hamilton Avenue, Stamford, Connecticut 06902,

                                   WITNESSETH:

1.   The Loan

     Pursuant to the terms of this Agreement, Story does hereby loan $300,000 to MMS, the receipt of proceeds of which are hereby acknowledged. This represents the total amount of loan outstanding between Story and the Company and supersedes all previous Notes issued by MMS to Story.

2.   Interest

     The principal balance of the loan shall bear interest at a per annum rate of two (2.0) percentage points in excess of the Base Rate of interest currently in effect.

3.   Payment of Interest

     Interest will be paid monthly on or about the 15th of each month.

4.   Payment of Principal

     This Note is subordinated to a loan from People's Bank. No principal may be paid on the Note without the prior approval of People's Bank. MMS agrees to pay down the loan as soon as practicable and will use its best efforts to obtain approval from People's Bank to effect an early retirement of the Note.

5.   Subordination of Note

     This loan is subordinated to the loan outstanding to People's Bank.

6.   Collateral

     Subject to any prior liens, or collateral securing the loan of People's Bank as well as any outstanding security agreements, running in favor of third parties, the loan is secured by the general assets of MMS.

7.   Loan Retirement Rights

     The undersigned agree that payments by the Company to retire the subordinated indebtedness due to Eugene D. Story and Robert D. Ohmes will be retired as funds are available in proportion to the ratio that the Subordinated Notes of each bears to the other.

This loan agreement is entered into on this 1st day of July, 1994.

MARINE MANAGEMENT SYSTEMS, INC.



BY: /s/ Robert D. Ohmes                   /s/ Eugene D. Story
-----------------------------             ----------------------------
     Executive Vice President             Eugene D. Story